As filed with the Securities and Exchange Commission on June __, 2000
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act Of 1933

                             ----------------------

                            NANOMETRICS INCORPORATED
               (Exact name of issuer as specified in its charter)

                             ----------------------

       CALIFORNIA                                    94-2276314
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                               310 DeGuigne Drive
                           Sunnyvale, California 94086
                    (Address of principal executive offices)

                             ----------------------

              NANOMETRICS INCORPORATED EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
            NANOMETRICS INCORPORATED 2000 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)
            NANOMETRICS INCORPORATED 2000 DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                             ----------------------

                                 John D. Heaton
                             Chief Executive Officer
                            Nanometrics Incorporated
                               310 DeGuigne Drive
                           Sunnyvale, California 94086
                                 (408) 746-1600
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                    Copy to:
                               Barry Taylor, Esq.
                               Tracy Donsky, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

========================================================================================================================
                                             CALCULATION OF REGISTRATION FEE
                     Title of                                        Proposed
                    Securities                                        Maximum       Proposed Maximum
                       to be                         Amount to be   Offering Price      Aggregate         Amount of
                    Registered                        Registered     Per Share        offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value
   To be issued under the Nanometrics Incorporated
     Employee Stock Purchase Plan................        150,000      $42.31(1)     $ 5,394,525,00(1)     $ 1,424.15
Common Stock, no par value
   To be issued under the Nanometrics Incorporated
     2000 Employee Stock Option Plan.............      1,250,000      $42.31(2)     $52,887,500.00(2)     $13,962.30
Common Stock, no par value
   To be issued under the Nanometrics Incorporated
     2000 Director Stock Option Plan.............        250,000      $42.31(2)     $10,577,500.00(2)     $ 2,792.46

Total............................................      1,650,000      $42.31        $68,859,525.00        $18,178.91
========================================================================================================================

(1)  Estimated in accordance with Rule 457 solely for the purpose of calculating the  registration  fee. In accordance with Rule 457 (h), the computation is based on 85% of the  average of the high and low sale prices for the Common
     Stock of Nanometrics Incorporated reported by the Nasdaq National Market on
     June 30, 2000, which was $42.31 (the "Market Price")
(2)  Estimated in accordance with Rule 457 solely for the purpose of calculating the  registration  fee.  In  accordance  with  Rule  457 (c) and  (h),  the computation is based on 100% of the Market Price.
========================================================================================================================

                            NANOMETRICS INCORPORATED

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents and information previously filed with the Securities and Exchange Commission by Nanometrics Incorporated (the "Company" or the "Registrant") are hereby incorporated by reference in this Registration
Statement:

                  (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (2) the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2000;

                  (3) the Company's Current Reports on Form 8-K dated February 15, 2000; and

                  (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated April 29, 1985, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article V of the Company's

Restated Articles of Incorporation and Section 6.1 of Article VI of the Company's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into indemnification agreements with its officers and directors.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

   EXHIBIT
   NUMBER                                 DESCRIPTION
 ----------       --------------------------------------------------------------
     4.1          Nanometrics  Incorporated  Employee  Stock  Purchase  Plan, as
                  amended through March 1998.

     4.2 Nanometrics Incorporated 2000 Employee Stock Option Plan and form of Stock Option Agreements.

     4.3 Nanometrics Incorporated 2000 Director Stock Option Plan and form of Stock Option Agreements.

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered.

     23.1         Independent Auditors' Consent.

     23.2 Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).

     24.1         Power of Attorney (contained on signature page hereto).

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 30th day of June, 2000.

                                         NANOMETRICS INCORPORATED

                                         /s/ John D. Heaton
                                         -------------------------------------
                                         John D. Heaton
                                         Chief Executive Officer and
                                             President

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John D. Heaton and Paul B. Nolan, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated below on this 30th day of June, 2000.

         Signature                                 Title
------------------------------ -------------------------------------------------
/s/ Vincent J. Coates           Chairman of the Board of Directors and Secretary
------------------------------
Vincent J. Coates

/s/ Paul B. Nolan               Chief Financial Officer and Vice President
------------------------------ (Principal Accounting and Financial Officer) Paul B. Nolan

/s/ Nathaniel Brenner           Director
------------------------------
Nathaniel Brenner

/s/ Norman V. Coates            Director
------------------------------
Norman V. Coates

/s/ John D. Heaton              President, Chief Executive Officer and Director
------------------------------
John D. Heaton

/s/ Edmond R. Ward              Director
------------------------------
Edmond R. Ward

/s/ William G. Oldham           Director
------------------------------
William G. Oldham

                            NANOMETRICS INCORPORATED

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

  EXHIBIT
   NUMBER                                 DESCRIPTION
 ----------       --------------------------------------------------------------

     4.1 Nanometrics Incorporated Employee Stock Purchase Plan, as amended through March 1998.

     4.2 Nanometrics Incorporated 2000 Employee Stock Option Plan and form of Stock Option Agreements.

     4.3 Nanometrics Incorporated 2000 Director Stock Option Plan and form of Stock Option Agreements.

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered.

     23.1         Independent Auditors' Consent.

     23.2 Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).

     24.1         Power of Attorney (contained on signature page hereto).